EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-1 No. 333-212378) of Invesco CurrencyShares® British Pound Sterling Trust of our report dated January 11, 2018, with respect to the financial statements of Invesco CurrencyShares® British Pound Sterling Trust as of October 31, 2017, and for each of the two years in the period ended October 31, 2017, included in this Annual Report (Form 10-K) for the year ended October 31, 2018.

/s/ Ernst & Young LLP

Tysons, Virginia

January 11, 2019